POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints (i) Neil Fletcher and Rosie Darcy and (ii) solely with respect to items 1 and 2 below, Amanda Lowe and Kristine Price, in each case, signing singly, as the undersigned's true and lawful attorney-in-fact to:

1. obtain credentials (including codes or passwords) enabling the undersigned to make filings with the United States Securities and Exchange Commission (the "SEC"), including (a) preparing, executing in the undersigned's name and on the undersigned's behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purpose of the Form ID or such other documents; and (b) enrolling the undersigned in EDGAR Next or any successor filing system;

2. act as an account administrator for the undersigned's EDGAR account, including (a) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (b) maintaining the security of filer's EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (d) taking any other actions contemplated by Rule 10 of Regulation S-T;

3. cause Nomad Foods Ltd. (the "Company") to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned's EDGAR account; and

4. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, (a) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and (b) Forms 144 under the Securities Act of 1933, as amended, and the rules thereunder (collectively, the "Required Filings");

5. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Required Filings, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

6. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The undersigned hereby revokes all previous powers of attorney that have been granted by her in connection with her reporting obligations, if any, under Section 16 of the Exchange Act with respect to her holdings of and transactions in securities issued by the Company. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 9, 2026 at Maidenhead, England, as a deed.

By: [signature]
Name: Melanie Dawn Stack

In the presence of: [signature]

Rachna Bhogal, Notary Public
2, Woodlands Rise, Maidenhead. SL6 1JE
Berkshire, England

Country of England and Wales)

County of Berkshire, England)

On _9th February 2026_ before me, Rachna Bhogal (insert name of the notary) personally appeared Melanie Dawn Stack (WITH UK PASSPORT NO - 554465512), who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/~~are~~ subscribed to the within instrument and acknowledged to me that ~~he~~/she/~~they~~ executed the same in ~~his~~/her/~~their~~ authorized capacity(ies), and that by ~~his~~/her/~~their~~ signature(s) on the instrument the person(s), ~~or the entity upon behalf of which the person(s) acted~~, executed the instrument. (AS A DEED)

I certify under PENALTY OF PERJURY under the laws of the Country of England and Wales that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature] (Seal)

Rachna Bhogal
Notary Public
2, Woodlands Rise
Maidenhead SL6 1JE
Berkshire, England
T: 07807 026535
E: rachna@maidenheadnotary.com

MY COMMISSION EXPIRES WITH LIFE

RACHNA BHOGAL NOTARY PUBLIC

Protocol No: 39/2026